As filed with the Securities and Exchange Commission on January 5, 2007

Registration No. 333-122457

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 6 to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	10943 North Sam Houston Parkway West Houston, Texas 77064 (281) 897-7788	76-0127701
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Copy to:

Todd R. Moore

Vice President and General Counsel

10943 North Sam Houston Parkway West

Houston, Texas 77064

(281) 897-7788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kelly B. Rose Baker Botts L.L.P. 910 Louisiana One Shell Plaza Houston, Texas 77002-4995 (713) 229-1234

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Explanatory Note

NCI Building Systems, Inc. (the “Company”) registered the public offer and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, of $180,000,000 aggregate principal amount of the Company’s 2.125% Convertible Senior Subordinated Notes due 2024 (the “Notes”), and 4,484,178 shares of the Company’s common stock (including related rights to purchase Series A Junior Preferred Stock, the “Common Stock”) issuable upon conversion of the Notes, pursuant to Registration Statement No. 333-122457, originally filed on February 1, 2005 and declared effective on April 28, 2005 (as amended, the “Registration Statement”).

The Company’s obligation to maintain the effectiveness of the Registration Statement has expired. In accordance with the Company’s undertaking in Item 17 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 6 to remove from registration the sale of all Notes that have not been sold under the Registration Statement and all Common Stock issuable upon conversion of such Notes. As of January 4, 2007, $21,600,000 aggregate principal amount of the Notes remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement (No. 333-122457) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 4, 2007.

NCI BUILDING SYSTEMS, INC.

By:	/S/ NORMAN C. CHAMBERS
Norman C. Chambers
Chief Executive Officer, President, Chief Operating Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement (No. 333-122457) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* A. R. Ginn	Chairman of the Board	January 4, 2007

/S/ NORMAN C. CHAMBERS Norman C. Chambers	Chief Executive Officer, President, Chief Operating Officer and Director (Principal Executive Officer)	January 4, 2007

/S/ FRANCES R. POWELL Frances R. Powell	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 4, 2007

/S/ MARK E. JOHNSON Mark E. Johnson	Vice President and Controller (Principal Accounting Officer)	January 4, 2007

* William D. Breedlove	Director	January 4, 2007

* Gary L. Forbes	Director	January 4, 2007

/S/ PHILIP J. HAWK Philip J. Hawk	Director	January 4, 2007

* Max L. Lukens	Director	January 4, 2007

* George Martinez	Director	January 4, 2007

* W. Bernard Pieper	Director	January 4, 2007

* John K. Sterling	Director	January 4, 2007

*By:	/S/ TODD R. MOORE
Todd R. Moore Attorney-in-fact

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